Exhibit 99.1

IMMEDIATE RELEASE

Bluejay Diagnostics Appoints Kenneth Fisher as Chief Financial Officer

Acton, Massachusetts. March 24, 2022 – Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay”, “the Company”) a late-stage, pre-revenue diagnostics company focused on developing cost-effective, rapid, near-patient products for triage and monitoring of disease progression, today announced that Kenneth Fisher, CPA, has joined the Company as Chief Financial Officer (CFO), effective March 23, 2022. He will report to Neil Dey, Chief Executive Officer. Gordon Kinder resigned his position as CFO to pursue other professional interests.

Mr. Fisher is an accomplished financial professional and Certified Public Accountant. He has enjoyed a 20-year, multi-faceted career in the public accounting and financial services industries. Most recently, he was a senior executive with a $6.6 billion NASDAQ-listed financial institution. Mr. Fisher will be responsible for the finance, investor relations, accounting and administrative operations of the Company and provide support to commercial operations and business development.

“I am very pleased to welcome Ken to Bluejay. Ken’s significant experience as a public-company CFO will help us continue to build our finance and operational infrastructure to execute our corporate objectives as we advance our lead product candidate, the Symphony Test for IL-6, through testing, the regulatory process and prepare for commercial launch.” said Neil Dey, Bluejay’s Chief Executive Officer. “I would like to thank Gordon Kinder for the invaluable role he has played in getting the Company through its initial public offering and preparing us for the future. We wish him the best in his future endeavors.”

Kenneth Fisher, CFO of Bluejay Diagnostics, said, “I am excited to join Bluejay at such a pivotal time for the Company. Our commitment to developing near-patient products to help healthcare providers make better treatment decisions for patients with life threatening diseases is central to our organization. I am looking forward to working with Neil and the talented team at Bluejay to contribute to the Company’s success.”

Mr. Fisher is a Certified Public Accountant. He received his Bachelor’s Degree in Business Administration from the Isenberg School of Management at the University of Massachusetts at Amherst and is a graduate of the New England School for Financial Studies. Most recently, he was Executive Vice President, Chief Financial Officer and Treasurer of Meridian Bancorp, Inc. and its subsidiary, East Boston Savings Bank (merged with Rockland Trust in November 2021). Prior to that, he served as Vice President and Treasurer at Beverly National Bank and as a senior auditor at Parent, McLaughlin & Nangle, CPAs (now Marcum LLP).

Ken also served as Treasurer for the East Boston Savings Bank Charitable Foundation Inc.

About the SymphonyTM System:

Bluejay’s Symphony System (the Symphony System) is designed to address the need for simple, reliable, rapid near-patient testing. The Symphony System is designed to provide quantitative measurements of specific biomarkers to determine the need for additional patient care and monitoring, when used in combination with other test and laboratory measurements. The system does not require any sample prep and was shown in published clinical studies to deliver results in about 24 minutes.

This user-friendly system is expected to fit into ICU/near-patient settings without the need for dedicated staff to run a test. The system has been designed to measure test analytes using whole blood. Samples are collected and loaded into proprietary, test-specific cartridges.

The Symphony IL-6 Test is a development stage product candidate for investigational use only. It is limited by United States law to investigational use.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a late-stage, pre-revenue diagnostics company focused on improving patient outcomes through the Symphony System, a more cost-effective, rapid, near-patient product candidate for triage and monitoring of disease progression in hospital and long-term acute care (LTAC) settings. Bluejay’s first product candidate, an IL-6 Test for sepsis triage, is designed to provide accurate, reliable results in approximately 24 minutes from ‘sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest”, “will,” and variations of such words or similar expressions or their negatives (as well as other words and expressions referencing future events, conditions, or circumstances). The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The Company expressly disclaims any obligation to update or revise any forward looking statements found herein to reflect any changes in the Company’s expectations of results or any change in events.

Investor Contact:

Alexandra Schuman

LifeSci Advisors

alex@lifesciadvisors.com

t: 646-876-3647